                                                        EXHIBIT 5
                                                        ---------


                 CENTRAL POWER AND LIGHT COMPANY
                      DISCOUNT CALCULATION
              THREE MONTHS ENDED SEPTEMBER 30, 1995




                                                 Retail      Wholesale
                                                --------     ---------

Weighted Cost of Capital (Annualized)           0.066733      0.066717
Average Days Outstanding                           26.99         37.49
                                                --------      --------
Weighted Cost of Capital (Average               0.004937      0.006841
Days Outstanding)
Collection Experience Factor                    0.003334      0.000000
Agency Fee Rate                                 0.020000      0.020000
                                                --------      --------
Total Discount Factor                           0.028271      0.026841
                                                ========      ========





ASSUMPTIONS
-----------
INTEREST RATE                              0.0592
RETAIL ROCE                                0.1300
WHOLESALE ROCE                             0.1298
TAX RATE                                   0.3800
DEBT RATIO                                 0.9500
EQUITY RATIO                               0.0500

               PUBLIC SERVICE COMPANY OF OKLAHOMA
                      DISCOUNT CALCULATION
              THREE MONTHS ENDED SEPTEMBER 30, 1995





                                                 Retail      Wholesale
                                                --------     ---------

Weighted Cost of Capital (Annualized)            0.065120     0.066717
Average Days Outstanding                            33.18       100.98
                                                 --------     --------
Weighted Cost of Capital (Average                0.005912     0.018492
Days Outstanding)
Collection Experience Factor                     0.002729     0.000000
Agency Fee Rate                                  0.020000     0.020000
                                                 --------     --------
Total Discount Factor                            0.028641     0.038492
                                                 ========     ========





ASSUMPTIONS
-----------
INTEREST RATE                              0.0592
RETAIL ROCE                                0.1100
WHOLESALE ROCE                             0.1298
TAX RATE                                   0.3800
DEBT RATIO                                 0.9500
EQUITY RATIO                               0.0500

               SOUTHWESTERN ELECTRIC POWER COMPANY
                      DISCOUNT CALCULATION
              THREE MONTHS ENDED SEPTEMBER 30, 1995






                                       Arkansas  Louisiana   Texas   Wholesale
                                       --------  ---------  -------  ---------

Weighted Cost of Capital (Annualized)  0.066733  0.067943  0.068910   0.066717
Average Days Outstanding                  35.01     37.51     31.87      89.84
                                       --------  --------  --------   --------
Weighted Cost of Capital (Average      0.006402  0.006982  0.006014   0.016372
Days Outstanding)
Collection Experience Factor           0.001386  0.001533  0.001149   0.000000
Agency Fee Rate                        0.020000  0.020000  0.020000   0.020000
                                       --------  --------  --------   --------
Total Discount Factor                  0.027788  0.028515  0.027164   0.036372
                                       ========  ========  ========   ========





ASSUMPTIONS
-----------
INTEREST RATE                          0.0592
ARKANSAS ROCE                          0.1300
LOUISIANA ROCE                         0.1450
TEXAS ROCE                             0.1570
WHOLESALE ROCE                         0.1298
TAX RATE                               0.3800
DEBT RATIO                             0.9500
EQUITY RATIO                           0.0500

                  WEST TEXAS UTILITIES COMPANY
                      DISCOUNT CALCULATION
              THREE MONTHS ENDED SEPTEMBER 30, 1995




                                                 Retail      Wholesale
                                                --------     ---------

Weighted Cost of Capital (Annualized)           0.065926      0.066717
Average Days Outstanding                           35.82         19.05
                                                --------      --------
Weighted Cost of Capital (Average               0.006461      0.003473
Days Outstanding)
Collection Experience Factor                    0.002748      0.000000
Agency Fee Rate                                 0.020000      0.020000
                                                --------      --------
Total Discount Factor                           0.029210      0.023473
                                                ========      ========





ASSUMPTIONS
-----------
INTEREST RATE                              0.0592
RETAIL ROCE                                0.1200
WHOLESALE ROCE                             0.1298
TAX RATE                                   0.3800
DEBT RATIO                                 0.9500
EQUITY RATIO                               0.0500

                          TRANSOK, INC.
                      DISCOUNT CALCULATION
              THREE MONTHS ENDED SEPTEMBER 30, 1995






Weighted Cost of Capital (Annualized)             0.066717

Daily Rate                                        0.000183

Collection Experience Factor                      0.000000

Agency Fee Rate                                   0.020000
                                                  --------
Total Discount Factor                                (A)
                                                  ========




ASSUMPTIONS
-----------
INTEREST RATE                                     0.0592
RETURN ALLOWED                                    0.1298
TAX RATE                                          0.3800
DEBT RATIO                                        0.9500
EQUITY RATIO                                      0.0500





(A) Total discount factor varies for each customer and is calculated using average days outstanding for that customer.